                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                  ---------------------------------------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                       THE SECURITIES EXCHANGE ACT OF 1934
                  ---------------------------------------------





                           Date of Report: May 9, 2003





                 ----------------------------------------------

                           HEALTH SCIENCES GROUP, INC.
                 ----------------------------------------------
               (Exact Name of issuer as specified in its charter)





   COLORADO                          333-51628                 91-2079221
(State or other jurisdiction (Commission  File Number)      (IRS Employer
      of incorporation)                                  Identification Number)







                              Howard Hughes Center
                          6080 Center Drive, 6th Floor
                              Los Angeles, CA 90045
                                 (310) 242-6700
               (Address, including zip code, and telephone number,
         including area code, of issuer's principal executive offices)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.


(a) Financial Statements of Business Acquired.

                  Audited financial statements of AAA Health Products, Inc., formerly known as Quality Botanical Ingredients, Inc., a New Jersey corporation, for the years ended December 31, 2002 and 2001 are attached hereto.

                  On February 25, 2003, effective January 1, 2003, Quality Botanical Ingredients, Inc., a Delaware corporation ("QBI"), a wholly-owned subsidiary of Health Sciences Group, Inc. (the "Company") consummated the purchase of substantially all of the assets of Quality Botanical Ingredients Inc., a New Jersey corporation (now known as AAA Health Products, Inc.), pursuant to an Asset Purchase Agreement for 1,200,000 shares of the Company's common stock (the "Acquisition"), which included 433,333 shares placed in an escrow account through July 25, 2003 and 200,000 shares issued to consultants for services provided to the Company relating to the Acquisition. The value of the shares totaled $970,000 and was determined based on the average closing market price of the Company's common stock over the two-day period before and after the terms of the Acquisition were agreed to and announced. Shares placed in escrow totaling 333,333 are subject to set-off of any accounts receivable remaining after 150 days from the closing date. The remaining 100,000 shares are subject to settlement of any indemnity claims. Additional shares, not to exceed 1,250,000, of the Company's common stock will be issued to the seller should the closing price of the Company's common stock not achieve certain levels after 1 year from the closing date. An additional 200,000 shares shall be issued to the seller upon reaching certain levels of gross revenues and gross operating margins as compared to its 2001 financial results. Pursuant to the Asset Purchase Agreement, the Company contributed $200,000 to QBI, which was used as payment to QBI's creditors. The Company also contributed $400,000 to QBI, of which, $350,000 was used to pay down QBI's line of credit and the remaining $50,000 was paid to QBI's lender as a loan fee. Within 90 days from the date of close, the Company is required to contribute and additional $100,000 to QBI, which shall be used to pay down debt assumed during the acquisition.

                  The following unaudited pro forma condensed consolidated balance sheet and statements of operations of Health Sciences Group, Inc. at December 31, 2002 and for the year then ended, have been prepared to illustrate the effect of the Acquisition, as though the Acquisition had occurred on January 1, 2002, for purposes of the pro forma statements of operations. The pro forma adjustments and the assumption on which they are based are described in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations.

                  The pro forma condensed consolidated balance sheet and statements of operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations of the Company that would have been reported had the Acquisition occurred on January 1, 2002, nor do they represent a forecast of the results of operations for any future period. The unaudited pro forma condensed consolidated statements, include the Notes thereto, should be read in conjunction with the historical consolidated financial statements of the Company, which are incorporated herein by reference.

(b) Pro Forma Financial Information (Unaudited).


                                                                 QUALITY                                 PRO FORMA
                                         HEALTH SCIENCES        BOTANICAL        PRO FORMA               YEAR ENDED
                                              GROUP            INGREDIENTS       ADJUSTMENTS          DECEMBER 31, 2002
                                              -----            -----------       -----------          -----------------
STATEMENTS OF OPERATIONS DATA:
Revenues..............................  $     5,537,991     $   14,318,083                             $    19,856,074
Cost of goods sold....................        4,049,126         10,840,084                                  14,889,210
Operating expenses....................        5,568,983          2,932,070           40,000   (1)            8,541,053
                                            -----------         ----------            ------           ----------------
   Operating income (loss)............       (4,080,118)           545,929          (40,000)                (3,574,189)
Other income (expense)................         (203,818)          (428,203)                                   (632,021)
                                            -------------       -----------                            ---------------
   Net income (loss)..................  $    (4,283,936)    $      117,726        $ (40,000)           $    (4,206,210)
                                        ===============     ==============        ==========           ===============
Basic and diluted income (loss)
   per common share...................  $        (0.73)     $          589                             $         (0.59)
                                        ===============     ==============                             ===============
Basic and diluted weighted average
   common shares outstanding..........       5,835,319                200                                    7,085,319

BALANCE SHEET DATA:
Cash and cash equivalents.............  $       169,024         $  30,431         $ (25,000)  (2)       $      174,455
Working capital (deficit).............            5,311          (461,564)          186,970                   (269,283)

   Total current assets...............         1,267,831        6,574,691           (25,000)  (2)            8,082,416
                                                                                    546,046   (2)
                                                                                   (281,152)  (3)
      Total assets....................         5,971,410        8,211,932           (25,000)  (2)           14,679,235
                                                                                     546,046  (2)
                                                                                   (281,152)  (3)
                                                                                     155,999  (2)
                                                                                     100,000  (5)
   Total current liabilities..........         1,262,520        7,036,255          (200,000)  (2)             8,351,699
                                                                                     302,924  (2)
                                                                                     300,000  (4)
                                                                                   (350,000)  (5)
      Total liabilities...............         1,501,442        7,597,901          (200,000)  (2)             9,052,267
                                                                                     302,924  (2)
                                                                                     300,000  (4)
                                                                                   (350,000)  (5)
                                                                                   (100,000)  (2)
   Total stockholders' equity.........         4,469,968                             810,000  (2)             5,626,968
                                                                  614,031            162,000  (2)
                                                                                   (654,031)  (2)
                                                                                     225,000  (6)




NOTE A - The pro forma adjustments to the condensed consolidated Statement of Operations is as follows:

         (1)  Record amortization of loan fee paid in connection with the
              convertible debentures                                                  $   40,000

NOTE B - The pro forma adjustments to the condensed consolidated balance sheet are as follows:

         (2) To reflect the acquisition of assets and assumption of liabilities of AAA Health Products and the allocation of the purchase price on the basis of the fair value of the assets acquired. The components of the purchase price and its allocation to the assets purchased and liabilities assumed are as follows:

              COMPONENTS OF PURCHASE PRICE:
              ----------------------------
                 Cash payment for settlement of AAA Health Products indebtedness      $   200,000
                 Acquisition  costs                                                       506,076
                 Value of  common  stock issued  (assuming   contingency  for
                 shares  issued  has  been removed)                                       810,000
                                                                                      -----------
                                                                                      $ 1,516,076


              ALLOCATION OF PURCHASE PRICE:
                 Net assets acquired                                                    (614,031)
                 Settlement of AAA Health Products indebtedness                         (200,000)
                 Increase in inventory to selling cost                                  (546,046)
                 Increase in equipment                                                  (155,999)
                                                                                        ---------
                                                                                        $       -
                                                                                        =========

         (3)  Reclassify amounts paid to professionals who performed acquisition
                 related services and other acquisition costs                           $ 281,152

         (4)     Record amount due to the convertible debenture holders,
                 which is due one year from the date of issuance                        $ 300,000

         (5) Record payment of loan fee ($100,000) and payment on
                 line of credit ($350,000) and pursuant to section the Agreement        $ 450,000

         (6)  Record issuance of stock in private placement transaction                 $ 225,000



                                                             SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         HEALTH SCIENCES GROUP, INC.

         Dated:  May 9, 2003             By:  /s/ Fred E. Tannous
                                         ---------------------------------
                                         Fred E. Tannous
                                         Chief Executive Officer,
                                         Principal Financial Officer, and
                                         Co-chairman


         Dated:  May 9, 2003             By:  /s/ David Johnson
                                         ---------------------------------
                                         David Johnson
                                         Controller

                                                                  EXHIBIT 23.1



                   CONSENT OF AMPER, POLITZINER & MATTIA, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the use of our report dated May 1, 2002 (except for Note 9, as to which the date is December 17, 2002) on the financial statements of Quality Botanical Ingredients, Inc. as of December 31, 2001 and for the year ended December 31, 2001 which is included in this 8-K/A of Health Sciences Group, Inc.

   /s/ Amper, Politziner & Mattia, P.A.

AMPER, POLITZINER & MATTIA, P.A.

Edison, New Jersey
May 9, 2003

                                                                                          AAA HEALTH PRODUCTS, INC.
                                                                    (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)
                                                                                      INDEX TO FINANCIAL STATEMENTS
                                                                                                  DECEMBER 31, 2002

-------------------------------------------------------------------------------------------------------------------


                                                                                                            PAGE

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                                           F-1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                                           F-2

CONSOLIDATED FINANCIAL STATEMENTS

     Balance Sheet                                                                                           F-3

     Statements of Operations                                                                                F-4

     Stockholders' Equity                                                                                    F-5

     Statements of Cash Flows                                                                                F-6

     Notes to Financial Statements                                                                       F-7 to F-16


                          INDEPENDENT AUDITORS' REPORT



Board of Directors
AAA Health Products, Inc.
(formerly, Quality Botanical Ingredients, Inc.)
South Plainfield, New Jersey


We have audited the accompanying balance sheet of AAA Health Products, Inc. (Formerly, Quality Botanical Ingredients, Inc.), as of December 31, 2002, and the related statements of income, stockholder's equity, and cash flows for the year then ended. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AAA Health Products, Inc. (formerly, Quality Botanical Ingredients, Inc.) as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

  /s/  Stonefield Josephson, Inc.

STONEFIELD JOSEPHSON, INC.

Santa Monica, California
April 21, 2003

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Quality Botanical Ingredients, Inc.

We have audited the accompanying balance sheet of Quality Botanical Ingredients, Inc. as of December 31, 2001, and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Botanical Ingredients, Inc. as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

  /s/  Amper, Politziner & Mattia, P.A.

AMPER, POLITZINER & MATTIA, P.A.

May 1, 2002
(except for Note 9, as to which the date is December 17, 2002)

Edison, New Jersey

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                        BALANCE SHEET - DECEMBER 31, 2002



                                                           ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                                                 $       30,431
  Accounts receivable, net of allowance for
     doubtful accounts of $248,129                                                                               2,734,828
  Inventory                                                                                                      3,640,429
  Prepaid expenses and other current assets                                                                        169,003
                                                                                                            --------------

            Total current assets                                                                                 6,574,691

PROPERTY AND EQUIPMENT, net of accumulated depreciation                                                          1,459,497

OTHER ASSETS                                                                                                       177,744
                                                                                                            --------------

                                                                                                            $    8,211,932


                                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Revolving line of credit                                                                                  $    3,226,132
  Current maturities of long-term debt                                                                             323,762
  Current maturities of capital lease obligations                                                                  176,159
  Accounts payable                                                                                               2,609,836
  Accrued expenses and other current liabilities                                                                   700,366
                                                                                                            --------------

            Total current liabilities                                                                            7,036,255

Long-term debt, net of current maturities                                                                          180,873
Capital lease obligations, net of current maturities                                                               129,811
Other long-term liabilities                                                                                        150,962
Due to shareholders                                                                                                100,000
                                                                                                            --------------

            Total liabilities                                                                                    7,597,901
                                                                                                            --------------

STOCKHOLDERS' EQUITY:
  Common stock; no par value, 1,000 shares
    authorized, 200 shares issued and outstanding                                                                    4,494
  Additional paid-in capital                                                                                        60,000
  Retained earnings                                                                                                549,537
                                                                                                            --------------

          Total stockholders' equity                                                                               614,031
                                                                                                            --------------

                                                                                                            $    8,211,932
                                                                                                            ==============





    The accompanying notes are an integral part of the financial statements.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                            STATEMENTS OF OPERATIONS




                                                                         Year ended                      Year ended
                                                                      DECEMBER 31, 2002               DECEMBER 31, 2001
                                                                      -----------------               -----------------

SALES, net                                                             $    14,318,083                 $   12,272,557

COST OF GOODS SOLD                                                          10,840,084                      9,556,575
                                                                       ---------------                 --------------

GROSS PROFIT                                                                 3,477,999                      2,715,982
                                                                       ---------------                 --------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                 2,932,070                      2,530,838
                                                                       ---------------                 --------------

INCOME FROM OPERATIONS                                                         545,929                        185,144

OTHER INCOME (EXPENSE):
   Extinguishment of debt                                                            -                        412,000
   Interest expense, net                                                      (317,650)                      (458,655)
   Recovery of bad debts                                                             -                        300,751
   Merger related expenses, including environmental                           (130,433)                             -
   Other income and miscellaneous                                               19,880                              -
                                                                       ---------------                 --------------

INCOME BEFORE INCOME TAXES                                             $       117,726                 $      439,240

PROVISION FOR INCOME TAXES                                                           -                              -
                                                                       ---------------                 --------------

NET INCOME                                                             $       117,726                 $      439,240
                                                                       ===============                 ==============


NET INCOME PER SHARE - basic and diluted                               $           589                 $        2,196
                                                                       ===============                 ==============


Weighted average common shares
  outstanding - basic and diluted                                                  200                            200
                                                                       ===============                 ==============



    The accompanying notes are an integral part of the financial statements.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                                           Additional       Accumulated          Total
                                                     COMMON STOCK            paid-in     deficit/retained    stockholders'
                                         -------------------------------
                                              SHARES         AMOUNT          CAPITAL         EARNINGS           EQUITY

Balance at January 1, 2001                       200      $     4,494     $       --      $      (7,429)    $    (2,935)

   Capital contribution 2001                      --               --         60,000                  -          60,000

   Net income 2001                                --               --             --            439,240         439,240
                                            --------      -----------     ----------      -------------     -----------

Balance at December 31, 2001                     200            4,494         60,000            431,811         496,305

   Net income 2002                                --               --             --            117,726         117,726
                                        ------------      -----------     ----------      -------------     -----------

Balance at December 31, 2002                     200      $     4,494     $   60,000      $     549,537     $   614,031
                                        ============      ===========     ==========      =============     ===========


    The accompanying notes are an integral part of the financial statements.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                            STATEMENTS OF CASH FLOWS


                                                                               Year ended                 Year ended
                                                                            DECEMBER 31, 2002          DECEMBER 31, 2001
                                                                            -----------------          -----------------

CASH FLOWS USED FOR OPERATING ACTIVITIES:
  Net income                                                                $        117,726            $       439,241
                                                                            ----------------            ---------------

  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES:
      Allowance for doubtful accounts                                                122,631                    173,586
      Extinguishment of debt                                                              --                   (412,000)
      Depreciation                                                                   247,067                    320,720
      Amortization                                                                   109,414                    110,283
      (Increase) decrease in operating assets
         Accounts receivable                                                        (851,638)                  (548,973)
         Inventory                                                                  (181,676)                  (217,525)
         Prepaid expenses and other current assets                                    (6,537)                   (42,486)
         Other assets                                                                     --                      6,222
      Increase (decrease) in operating liabilities
         Accounts payable                                                            942,641                    857,882
         Accrued expenses and other current liabilities                               26,577                     38,383
                                                                            ----------------            ---------------
            Total adjustments                                                        408,479                    286,092
                                                                            ----------------            ---------------

          Net cash provided by operating activities                                  526,205                    725,333
                                                                            ----------------            ---------------

CASH FLOWS USED FOR INVESTING ACTIVITIES -
  purchase of furniture and equipment                                                (41,108)                   (34,112)
                                                                            -----------------           ----------------

          Net cash used for investing activities                                     (41,108)                   (34,112)
                                                                            -----------------           ----------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Net advances, line of credit                                                        94,269                     59,565
  Principal payments of long-term debt                                              (323,756)                  (476,772)
  Principal payments of capital lease obligations                                   (201,353)                  (115,893)
  Payments of liabilities associated with reorganization                            (127,534)                  (224,008)
  Due to shareholders                                                                100,000                         --
  Capital contribution                                                                    --                     60,000
                                                                            ----------------            ---------------

          Net cash provided by financing activities                                 (458,374)                  (697,108)
                                                                            -----------------           ----------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  26,723                     (5,887)
CASH AND CASH EQUIVALENTS, beginning of year                                           3,708                      9,595
                                                                            ----------------            ---------------

CASH AND CASH EQUIVALENTS, end of year                                      $         30,431            $         3,708
                                                                            ================            ===============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Interest                                                                 $        317,650            $       459,709
                                                                            ================            ===============
   Taxes                                                                    $             --            $            --
                                                                            ================            ===============


    The accompanying notes are an integral part of the financial statements.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


(1)      OPERATIONS AND REORGANIZATION:

                  OPERATIONS
                  AAA Health Products, Inc. (Formerly, Quality Botanical Ingredients, Inc.) (the "Company"), a wholly-owned subsidiary of Corrola Inc., is primarily in the business of processing domestic and imported botanical raw materials into nutritional supplement components which are sold to manufacturers. In February 2003 the Company amended its articles of incorporation to change its name from Quality Botanical Ingredients, Inc. to AAA Health Products, Inc.

                  REORGANIZATION
                  On July 12, 1999, the Company filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey. On August 8, 2000 the Company filed its Third Amended Plan of Reorganization ("the Bankruptcy Plan"), which was approved by the Bankruptcy Court on September 14, 2000 and consummated on October 13, 2000.

                  Pursuant to the Bankruptcy Plan, all of the Company's issued and outstanding stock was cancelled and as of October 13, 2000 the Company issued 200 shares to Corrola, Inc. a New Jersey Corporation, which is owned 100% by the previous majority stockholders of the Company. In addition the Company refinanced it secured debt with its lender and was authorized a discharge of 85% of its debt with the class of general unsecured creditors, resulting in a gain of approximately $3,952,000. The class of unsecured creditors received the first of three payments toward the originally determined undischarged amount, of approximately $201,000, on October 13, 2000. The second payment, of approximately $205,000, was paid on October 15, 2001. On October 13, 2002 approximately $5,000 was paid toward the final payment due to the unsecured creditors in conjunction with an agreement with said class of unsecured creditors extending the due date of the balance of the final payment. On December 5, 2002 an additional $100,000 was paid. The remaining $100,000 balance was paid on March 28, 2003. No interest was paid on this obligation.

                  In conjunction with recording the discharge of debt due to unsecured pre-petition creditors, it was determined that a debt, arising from litigation that was settled in 1997, and which was included in the class of general unsecured creditors, was, in fact, partially secured and amounted to $585,000 and was the subject of litigation as of the beginning of the year 2001. In May 2001, the Company reached a settlement that resulted in the disposition of the $585,000 debt, and recorded a final settlement charge of $173,000, resulting in a net gain of $412,000. The settlement amount is payable in monthly installments over 35 months beginning May 2001, with a balloon payment due in April, 2004 and is reflected as other liabilities long-term.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         USE OF ESTIMATES:

                   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The significant estimates made by management include collectibility of accounts receivable, obsolescence and slow moving inventory and environmental remediation costs. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

                  For certain of the Company's financial instruments, including accounts receivable, accounts payable and accrued expenses and other current liabilities, the carrying amounts approximate fair value due to their relatively short maturities. The amounts owed for long-term debt and capital leases also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

         CASH AND CASH EQUIVALENTS:

                  Cash and cash equivalents consist of short-term, highly liquid investments readily convertible into cash with an original maturity of three months or less.

         CONCENTRATION OF CREDIT RISK:

                  Financial instruments that potentially subject the Company to concentrations of credit risk are cash and cash equivalents and accounts receivable arising from Company's normal business activities. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company had no deposits as of December 31, 2002, with financial institutions subject to a credit risk beyond the insured amount. At December 31, 2002 and 2001, the Company had 2 customers that comprised approximately 13% and 11% of accounts receivable, respectively.

         INVENTORY:

                  Inventory consists of herbs and nutritional supplements in the raw material, blended and processed stages, and is stated at the lower of cost or market, with cost being determined on an average actual cost basis.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         COMPREHENSIVE INCOME:

                  In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Comprehensive income is the same as net income for the years ended December 31, 2002 and 2001.

         IMPAIRMENT OF LONG-LIVED ASSETS:

                  In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

         PROPERTY AND EQUIPMENT:

                  Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the following estimated useful lives of the assets on a straight-line basis.

                                                                      Estimated
                                                                    USEFUL LIFE
                                                                    -----------

                  Building leasehold improvements                      25 years
                  Machinery and equipment                           5 -10 years
                  Furniture and fixtures                               10 years
                  Computer systems                                      5 years
                  Vehicles                                              5 years

         REVENUE RECOGNITION:

                  The Company's sales are for the delivery of products. Raw materials are processed by the Company based on customer specifications. The Company determines the sales price of the product and assesses credit worthiness prior to shipment. The Company records revenue when the title to the product has passed. All of the revenue recognition criteria are completed by the date of shipment.

         ADVERTISING COSTS:

                  Advertising costs for sales and marketing are expensed when incurred. Such expense for the years ended December 31, 2002 and 2001 was $44,500 and $ 25,000, respectively.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         SHIPPING AND HANDLING COSTS:

                  Billed shipping and handling costs are included in gross sales and the related costs are charged to cost of goods sold. The amount of shipping and handling costs for the years ended
                  December  31,  2002  and  2001  were  $402,129  and  $346,290, respectively.

         INCOME TAXES:

                  The Company has elected to be taxed as an S Corporation for federal tax purposes. Under this election, substantially all of the profits, losses, credits and deductions of the Company are passed through to the individual stockholders. No deferred income taxes have been recorded.

                  The Company is liable for, and has provided for, corporate state taxes on income of 1.33%, which is included in selling, general and administrative expenses.

         BASIC AND FULLY-DILUTED EARNINGS PER SHARE:

                  The Company computes earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity that were outstanding for the period, similar to fully diluted earnings per share. Basic and diluted earnings per share are the same, as the Company has no potentially diluted securities.

         RECENT ACCOUNTING PRONOUNCEMENTS:

                  In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement  obligations  in  the  period  in  which  they  are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED

                  In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions--an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED

                  In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

                  In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.


(3)      INVENTORY:

                  Raw materials                                $      410,353
                  Work in process                                     227,240
                  Finished goods                                    3,663,365
                                                                    ---------
                     Subtotal                                       4,300,958
                     Less:  reserve                                   660,529
                                                                      -------
                                                               $    3,640,429
                                                                    =========

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


(4)      PROPERTY AND EQUIPMENT:

         A summary at December 31, 2002 is as follows:

                  Building leasehold improvements           $      680,225
                  Machinery and equipment                        2,380,332
                  Furniture and fixtures                           174,413
                  Computer systems                                 405,693
                  Vehicles                                          34,437
                                                            --------------
                                                                 3,675,100
                  Less: Accumulated depreciation                 2,215,603
                                                            --------------
                  Net property and equipment                $    1,459,497
                                                            ==============

                  Property and equipment includes assets recorded under capital leases of $1,677,921. Related accumulated depreciation was $1,071,244 as of December 31, 2002.

                  Depreciation expense, which includes amortization of assets recorded under capital leases, for the years ended December 31, 2002 and 2001 was $247,000 and $321,000, respectively.

(5)      DEBT - BANK:

         Pursuant to its Bankruptcy Plan, the Company entered into an Amended and Restated Loan and Security Agreement on October 13, 2000. The Agreement consists of a revolving line of credit with an overall borrowing limit of $3,500,000 limited to 80 percent of eligible accounts receivable and the lesser of 55 % of eligible inventory or $2,100,000. Borrowings under the line of credit agreement bear interest at prime plus 1 1/2 percent (1.5%). The line of credit agreement expires in October 2003. The balance of the line of credit at December 31, 2002 is $3,226,132. The prime rate of interest as of December 31, 2002 and 2001 was 4.25% and 4.75%, respectively.

         On October 13, 2001 the Company entered into a first amendment to the Amended and Restated Loan and Security Agreement. The amendment provides for an additional revolving loan availability of $150,000 for a period of six months beginning November 1, 2001, and a permanent reduction of the borrowing sub-limit for inventory to the lesser of 55% of eligible inventory or $1,800,000. In addition, the amendment calls for an additional contribution of capital to the Company as per the
         Lender's revised capital requirements, which was paid by the stockholders of the Company on the date of the amendment. At December 31, 2002 the additional revolving loan availability, which had been used, was repaid.

         The credit facility is collateralized by accounts receivable and inventory, and is personally guaranteed by the principal and the founder of the Company. The loan agreement requires the Company to pay a facility fee of $200,000. The first amendment to the agreement, in October 2001, requires payment of the facility fee to be made in twelve equal monthly installments beginning January 1, 2002. The fee was paid in full as of December 31, 2002. The credit facility also includes a fee of one-half of one percent per annum (.5%) on the unused balance, as defined in the agreement, as well as an annual collateral management fee of $40,000. In addition, the Company has amended restrictive covenants relating to dividends, capital expenditures, tangible capital funds (as adjusted), and debt service coverage, which were partially modified by both the first amendment, as well as by a second amendment, during December 2002, which waived certain prior covenant violations. The Company is in violation with covenants, which existed at December 31, 2002.

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


(5)      DEBT - BANK, CONTINUED:

         The Agreement also provides for term loans as follows:

                  First term loan, payable in 51 monthly installments of $22,119 with remaining balance due on the 52nd payment,  plus interest at prime plus 2.5% (6.75% at
                  December 31, 2002), through March 2005.                                 $      431,718

                  Second term loan payable in 35 monthly  installments of $4,861 plus  interest at prime plus 3%, ( 7.25% at December 31, 2002)
                  commencing April 1, 2001 and
                  the remaining balance due on March 1, 2004.                                     72,916
                                                                                             -----------
                                                                                                 504,635
                  Less current maturities                                                        323,762
                                                                                             -----------
                  Long-term debt, net of current maturities                               $      180,873
                                                                                           =============

         The aggregate amount of all long-term debt maturities for the years ending December 31, is as follows:

                           2003       $     323,762
                           2004       $     180,873
                                      -------------
                                      $     504,635
                                      =============


(6)      OBLIGATIONS UNDER CAPITALIZED LEASES:

         The Company has entered into various leases for equipment expiring through July 2004, with aggregate monthly payments of $29,803.

         The following is a schedule by year of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2002:

         For the Year Ending
         DECEMBER 31,
         2003                                                       $   208,668
         2004                                                           137,726
                                                                        -------
         Total minimum lease payments                                   346,394
         Less:  amount representing interest                             40,424
                                                                         ------
         Present value of net minimum lease payments                    305,970
         Less:  current maturities                                      176,159
                                                                        -------
         Long-term maturities                                       $   129,811
                                                                    ===========

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001



(7)      PROFIT SHARING PLAN:

         The Company maintained a defined contribution profit sharing plan and trust (the "Plan") covering all employees meeting certain age and service requirements until, after a five-year period with no contributions, the trust became dormant and the Plan became inactive. Contributions to the Plan were at the discretion of management.

(8)      COMMITMENTS AND CONTINGENCIES:

         REAL ESTATE RENTAL

         The Company leases office and warehouse space in New Jersey from an affiliated entity, under common ownership. The lease is for 25 years, expiring April 2022, with monthly payments of $16,750 with an escalation clause based on the Consumer Price Index effective as of the 5th anniversary of the lease agreement. On May 1, 2002 the monthly payment increased to $17,588. The Company is required to pay utilities, insurance, maintenance costs and property taxes.

         On October  31,  2002,  government  compliance  inspectors  visited the
         Company's facility. As a result, the Company commissioned an environmental study and recorded an estimated accrued liability of $100,000, in addition to amounts of less than $10,000, in the aggregate, which were already paid, in conjunction with the investigation and proper satisfaction of this matter.

         The Company leases warehouse space in Nevada under a three-year agreement expiring in January 2003. The lease requires monthly base rent of $2,883 and the payment of certain operating costs with an escalation clause of 4% per year. During 2002 the lease was extended to July 31, 2003, with a 5% escalation of the then existing monthly rental.

         Facility rent expense for the years ended December 31, 2002 and 2001 was $281,634 and $269,837 respectively, including rent paid to related parties for the years ended December 31, 2002 and 2001 of $206,863 and $201,000 respectively.

         The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining lease terms in excess of one year as of December 31, 2002:

                  For the Years Ending
                      DECEMBER 31,
                           2003                                $      232,000
                           2004                                       211,000
                           2005                                       211,000
                           2006                                       211,000
                           2007                                       211,000
                      Thereafter                                    3,025,000
                                                               --------------
                                                               $    4,101,000
                                                               ==============

                            AAA HEALTH PRODUCTS, INC.
                 (FORMERLY, QUALITY BOTANICAL INGREDIENTS, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


(9)      SUBSEQUENT EVENTS:

         SALE OF ASSETS
         On March 21, 2001, the Company signed a letter of intent calling for the acquisition of substantially all of the assets of the Company by Health Sciences Group, Inc. ("HESG"), or an affiliate, in exchange for cash, assumption of existing liabilities of the Company, and stock in HESG. On December 6, 2002, the Company and HESG executed a formal Asset Acquisition Agreement, with an effective date of January 1, 2003, which closed on February 21, 2003. Pursuant to the Agreement, HESG shall contribute $200,000 to QBI, which shall be used as payment to QBI creditors. HESG is also required to contribute to $400,000 to QBI, of which, $350,000 will be used to pay down QBI's line of credit and the remaining $50,000 shall be paid to QBI's lender as a loan fee. Within 90 days from the date of close, HESG is required to contribute and additional $100,000 to QBI, which shall be used to pay down debt assumed during the acquisition. On February 21, 2003, the credit facility with the bank was paid-off by HESG, who entered into a new credit facility with the same financial institution.